THE FIRST AUSTRALIA FUND, INC.

December 29, 1998
SEC Operations Center (OFCIS)
6432 General Green Way
Mail Stop 0-7
Alexandria, VA 22312

Attention:  File Support Unit


               Re: The First
                         Australi
                         a Fund,
                         Inc.
                         File No.
                         811-4438


Ladies and Gentlemen:

     Enclosed is one (1) copy of the of the

Annual Report on Form N-SAR  for  The First

Australia Fund, Inc. for the  period  ended

October  31,  1998.  The  Form N-SAR was filed

using  the  Edgar system.



                                Very truly yours,



                                /s/Kenneth
Kozlowski
                                Kenneth Kozlowski
                                Assistant
Treasurer




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 29th day of December, 1998.


           The First Australia Fund, Inc.





        Witness:/s/ Eugene S. Stark
        By:/s/Kenneth Kozlowski Eugene S. Stark
        Kenneth Kozlowski
        Assistant Treasurer             Assistant
Treasurer